Exhibit 10.3

                      [ KeyCorp Leasing Ltd. Letterhead ]

                       MASTER EQUIPMENT LEASE AGREEMENT

        THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of May 24, 1996 is made by and between KEYCORP LEASING LTD., a Delaware corporation with its principal place of business at 54 State Street, Albany, New York 12207 (Lessor"), and SECOM GENERAL CORPORATION, a Delaware corporation with its principal place of business at 46035 Grand River Avenue, Novi, MI 48374, UNIFLOW CORPORATION, a Michigan corporation with its principal place of business at 26600 Heyn Drive, Novi, MI 48374, FORM FLOW, INC., a Michigan corporation with its principal place of business at 6901 Cogswell, Romulus, MI 48174, L & H DIE, INC., a Michigan corporation with its principal place of business at 38200 Ecorse Road, Romulus, MI 48174 and MICANOL, INC., a Michigan corporation with its principal place of business at 46001 Grand River Avenue, Novi MI 48374 (collectively, the "Lessee").

                         TERMS AND CONDITIONS OF LEASE

        1. Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment, subject to and upon the terms and conditions set forth herein. Each Equipment Schedule shall constitute a separate and enforceable lease incorporating all the terms and conditions of this Master Equipment Lease Agreement as if such terms and conditions were set forth in full in such Equipment Schedule. In the event that any term or condition of any Equipment Schedule conflicts with or is inconsistent with any term or condition of this Master Equipment Lease Agreement, the terms and conditions of the Equipment Schedule shall govern.

        2. Disclaimer of Warranties. LESSOR MAKES NO (AND SHALL NOT BE DEEMED TO HAVE MADE ANY) WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, OPERATION OR CONDITION OF, OR THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP IN, THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE STATE OF TITLE THERETO OR ANY COMPONENT THERETO, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE}, AND LESSOR HEREBY DISCLAIMS THE SAME; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE "AS IS" AND ALL SUCH RISKS, IF ANY, ARE TO BE BORNE BY LESSEE. NO DEFECT IN, OR UNFITNESS OF, THE EQUIPMENT, OR ANY OF THE OTHER FOREGOING MATTERS, SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION HEREUNDER. LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS, SERVICE, MAINTENANCE OR DEFECT IN THE EQUIPMENT OR THE OPERATION THEREOF. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (WHETHER UNDER THE UCC OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, ANY LOSS, COST OR DAMAGE TO LESSEE OR OTHERS ARISING FROM ANY OF THE FOREGOING MATTERS, INCLUDING, WITHOUT LIMITATION, DEFECTS, NEGLIGENCE, DELAYS, FAILURE OF DELIVERY OR NON-PERFORMANCE OF THE EQUIPMENT. ANY WARRANTY BY THE SUPPLIER IS HEREBY ASSIGNED TO LESSEE BY LESSOR WITHOUT RECOURSE. SUCH WARRANTY SHALL NOT RELEASE LESSEE FROM ITS OBLIGATION TO LESSOR TO PAY RENT, TO PERFORM ALL OTHER OBLIGATIONS HEREUNDER AND TO KEEP, MAINTAIN AND SURRENDER THE EQUIPMENT IN THE CONDITION REQUIRED BY SECTIONS 12 AND 13 HEREOF. Lessee's execution and delivery of a Certificate of Acceptance shall be conclusive evidence as between Lessor and Lessee that the Items of Equipment described therein are in all of the foregoing respects satisfactory to Lessee, and Lessee shall not assert any claim of any nature whatsoever against Lessor based on any of the foregoing matters; provided, however, that nothing contained herein shall in any way bar, reduce or defeat any claim that Lessee may have against the Supplier or any other person (other than Lessor).

        3. Non-Cancelable Lease. THIS LEASE IS A NET LEASE AND LESSEE'S OBLIGATION TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER AND SHALL NOT BE SUBJECT TO ANY RIGHT OF SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST THE SUPPLIER, LESSOR OR ANY OTHER PARTY. LESSEE SHALL HAVE NO RIGHT TO TERMINATE (EXCEPT AS EXPRESSLY PROVIDED HEREIN) OR CANCEL THIS LEASE OR TO BE RELEASED OR DISCHARGED FROM ITS OBLIGATION HEREUNDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DEFECTS IN, DESTRUCTION OF, DAMAGE TO OR INTERFERENCE WITH ANY USE OF THE EQUIPMENT (FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WAR, ACT OF GOD, STRIKE OR GOVERNMENTAL REGULATION), THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY (OR ANY ALLEGATION THEREOF) OF THIS LEASE OR ANY PROVISION HEREOF, OR ANY OTHER


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OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING,
WHETHER FORESEEN OR UNFORESEEN.


        4. Definitions. Unless the context otherwise requires, as used in this Lease, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof:

               (a) "Applicable Law" shall mean all applicable Federal, state, local and foreign laws (including, without limitation, any Environmental Law, industrial hygiene and occupational safety or similar laws), ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, licenses and permits of any Governmental Authority.

               (b) "Appraisal Procedure" shall mean the following procedure for obtaining an appraisal of the Fair Market Sales Value or the Fair Market Rental Value. Lessor shall provide Lessee with the names of three independent Appraisers, two of which shall be Norm Levy & Associates of Southfield, Michigan, and Williams & Lipton Associates, of Birmingham, Michigan. Within ten (10) business days thereafter, Lessee shall select one of such Appraisers to perform the appraisal. The selected Appraiser shall be instructed to perform its appraisal based upon the assumptions specified in the definition of Fair Market Sales Value or Fair Market Rental Value, as applicable, and shall complete its appraisal within twenty (20) business days after such selection. Any such appraisal shall be final, binding and conclusive on Lessee and Lessor and shall have the legal effect of an arbitration award. Lessee shall pay the fees and expenses of the selected Appraiser.

               (c) "Appraiser" shall mean a person engaged in the business of appraising property who has at least ten years' experience in appraising property similar to the Equipment.

               (d) "Authorized Signer" shall mean those officers of Lessee, set forth on an incumbency certificate (in form and substance satisfactory to Lessor) delivered by Lessee to Lessor, who are authorized and empowered to execute this Lease, the Equipment Schedules and all other documents the execution of which is contemplated hereby.

               (e) "Certificate of Acceptance" shall mean a certificate of acceptance, in form and substance satisfactory to Lessor, executed and delivered by Lessee in accordance with Section 7 hereof indicating, among other things, that the Equipment described therein has been accepted by Lessee for all purposes of this Lease.

               (f) "Default" shall mean any event or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

               (g) "Environmental Law" shall mean any federal, state, or local statute, law, ordinance, code, rule, regulation, or order or decree regulating, relating to or imposing liability upon a person in connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste, or material as same may relate to the Equipment or its operation.

               (h) "Equipment" shall mean an item or items of personal property designated from time to time by Lessee which are described on an Equipment Schedule and which are being or will be leased by Lessee pursuant to this Lease, together with all replacement parts, additions and accessories incorporated therein or affixed thereto.

               (i) "Equipment Group" shall consist of all Items of Equipment listed on a particular Equipment Schedule.

               (j) "Equipment Location" shall mean the location of the Equipment, as set forth on an Equipment Schedule, or such other location (approved by Lessor) as Lessee shall from time to time specify in writing. Lessor approved Equipment Locations shall include Lessee's current operating facilities listed on Exhibit A attached hereto.

               (k) "Equipment Schedule" shall mean each equipment lease schedule from time to time executed by Lessor and Lessee with respect to an Equipment Group, pursuant to and incorporating by reference all of the terms and conditions of this Master Equipment Lease Agreement.

               (l) "Event of Default" shall have the meaning specified in
Section 22 hereof.

               (m) "Fair Market Rental Value" or "Fair Market Sale Value" shall mean the value of each Item of Equipment for lease or sale, unless otherwise specified herein as determined between Lessor and Lessee, or, if Lessor and Lessee are unable to agree, pursuant to the Appraisal Procedure, which would be obtained in an arms-length transaction between an informed and willing lessor or seller (under no compulsion to lease or sell) and an informed and willing lessee or buyer (under no compulsion to lease or purchase). In determining the Fair Market Rental Value or Fair Market Sale Value of the Equipment, (a) such Fair Market Rental Value or Fair Market Sale Value shall be calculated on the assumption that the Equipment is in the condition and repair required by Sections 12 and 13 hereof, and (b) there shall be excluded from the calculation thereof the value of any upgrades and attachments made pursuant to Section 14 hereof in which the Lessor does not own an interest; provided, however, that, unless otherwise provided in such
Section 22, for purposes of Section 22 of the Lease, Fair Market Sale Value of the Equipment shall be determined based upon the actual facts and circumstances then prevailing without regard to the assumptions in clause (a) above.

               (n) "Governmental Action" shall mean all authorizations, consents, approvals, waivers, filings and declarations of any Governmental Authority, including, without limitation, those environmental and operating permits required for the ownership, lease, use and operation of the Equipment.


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
               (o) "Governmental Authority" shall mean any foreign, Federal, state, county, municipal or other governmental authority, agency, board or court.

               (p) "Guarantor" shall mean any guarantor of Lessee's obligations hereunder.

               (q) "Item of Equipment" shall mean each item of the Equipment.

               (r) "Late Payment Rate" shall mean an annual interest rate equal to the lesser of 18% or the maximum interest rate permitted by Applicable Law.

               (s) "Lease", "hereof', "herein" and "hereunder" shall mean, with respect to an Equipment Group, this Master Equipment Lease Agreement and the Equipment Schedule on which such Equipment Group is described. including all addenda attached thereto and made a part thereof.

               (t) "Lien" shall mean all mortgages, pledges, security interests, liens, encumbrances, claims or other charges of any kind whatsoever.

               (u) "Purchase Agreement" shall mean any purchase agreement or other contract entered into between the Supplier and Lessee for the acquisition of the Equipment to be leased hereunder.

               (v) "Related Equipment Schedule" shall have the meaning set forth in Section 27 hereof.

               (w) "Renewal Notice" shall have the meaning set forth in
Section 32 hereof.

               (x) "Return Notice" shall have the meaning set forth in Section 13 hereof.

               (y) "Rent" shall mean the periodic rental payments due hereunder for the leasing of the Equipment, as set forth on the Equipment Schedules, and, where the context hereof requires, all such additional amounts as may from time to time be payable under any provision of this Lease.

               (z) "Rent Commencement Date" shall mean, with respect to an Equipment Group, the date on which Lessor disburses funds for the purchase of such Equipment Group, as determined by Lessor in its sole discretion.

               (aa) "Rent Payment Date" with respect to an Equipment Group, shall have the meaning set forth in the Equipment Schedule associated therewith.

               (ab) "Stipulated Loss Value" shall mean, as of any Rent Payment Date and with respect to an Item of Equipment, the amount determined by multiplying the Total Cost for such Item of Equipment by the percentage specified in the applicable Stipulated Loss Value Supplement opposite such Rent Payment Date.

               (ac) "Stipulated Loss Value Supplement" with respect to an Equipment Group, shall have the meaning set forth in the Equipment Schedule associated therewith.

               (ad) "Supplier" shall mean the manufacturer or the vendor of the Equipment, as set forth on each Equipment Schedule.

               (ae) "Term" shall mean the Initial Term, as defined in Section 8 hereof, and any Renewal Term, as defined in Section 8 hereof.

               (af) "Total Cost" shall mean, with respect to an Item of Equipment, (1) the acquisition cost of such Item of Equipment (including Lessor's capitalized costs), as set forth on the Equipment Schedule on which such Item of Equipment is described, or (2) if no such acquisition cost is specified, the Supplier's invoice price for such Item of Equipment plus Lessor's capitalized costs, or (3) if no such acquisition cost is specified and no such invoice price is obtainable, an allocated price for such Item of Equipment based on the Total Cost of all Items of Equipment set forth on the Equipment Schedule on which such Item of Equipment is described, as determined by Lessor in its sole discretion.

        5. Supplier Not an Agent. LESSEE UNDERSTANDS AND AGREES THAT (i) NEITHER THE SUPPLIER, NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER, IS (1) AN AGENT OF LESSOR OR (2) AUTHORIZED TO MAKE OR ALTER ANY TERM OR CONDITION OF THIS LEASE, AND (ii) NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THIS LEASE UNLESS EXPRESSLY SET FORTH HEREIN.

        6. Ordering Equipment. Lessee has selected and ordered the Equipment from the Supplier and, if appropriate, has entered into a Purchase Agreement with respect thereto. Lessor shall accept an assignment from Lessee of Lessee's rights, but none of Lessee's obligations, under any such Purchase Agreement. Lessee shall arrange for delivery of the Equipment so that it can be accepted in accordance with Section 7 hereof. If an Item of Equipment is subject to an existing Purchase Agreement between Lessee and the Supplier, Lessee warrants that such Item of Equipment has not been delivered to Lessee as of the date of the Equipment Schedule applicable thereto. If Lessee causes the Equipment to be modified or altered, or requests any additions thereto prior to the Rent Commencement Date, Lessee (i) acknowledges that any such modification, alteration or addition to an Item of Equipment may affect the Total Cost, taxes, purchase and renewal options, if any, Stipulated Loss Value and Rent with respect to such Item of Equipment, and (ii) hereby authorizes Lessor to adjust such Total Cost, taxes, purchase and renewal options, if any, Stipulated Loss Value and Rent as appropriate. Lessee hereby authorizes Lessor to complete each Equipment Schedule with the serial numbers and other identification data of the Equipment Group associated therewith, as such data is received by Lessor.
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
        7. Delivery and Acceptance. Upon acceptance For lease by Lessee of any Equipment delivered to Lessee and described in any Equipment Schedule, Lessee shall execute and deliver to Lessor a Certificate of Acceptance. LESSOR SHALL HAVE NO OBLIGATION TO ADVANCE FUNDS FOR THE PURCHASE OF THE EQUIPMENT UNLESS AND UNTIL LESSOR SHALL HAVE RECEIVED A CERTIFICATE OF ACCEPTANCE RELATING THERETO EXECUTED BY LESSEE. Such Certificate of Acceptance shall constitute Lessee's acknowledgment that such Equipment (a) was received by Lessee, (b) is satisfactory to Lessee in all respects and is acceptable to Lessee for lease hereunder, (c) is suitable for Lessee's purposes, (d) is in good order, repair and condition, (e) has been installed and operates properly, and (f) is subject to all of the terms and conditions of this Lease (including, without limitation, Section 2 hereof.

        8. Term; Survival. With respect to any Item of Equipment, unless otherwise specified thereon, the initial term of this Lease (the "Initial Term") shall commence on the date on which such Item of Equipment is delivered to Lessee, and, unless earlier terminated as provided herein, shall expire on the final Rent Payment Date for such Item of Equipment. With respect to an Item of Equipment, any renewal term of this Lease (individually, a "Renewal Term"), as contemplated hereby, shall commence immediately upon the expiration of the Initial Term or any prior Renewal Term, as the case may be, and, unless earlier terminated as provided herein, shall expire on the date on which the final payment of Rent is due and paid hereunder. All obligations of Lessee hereunder shall survive the expiration, cancellation or other termination of the Term hereof.

        9. Rent. With respect to Each Item of Equipment, Lessee shall pay the Rent set forth on the Equipment Schedule applicable to such Item of Equipment, commencing on the Rent Commencement Date, and, unless otherwise set forth on such Equipment Schedule, on the same day of each payment period thereafter for the balance of the Term. Rent shall be due whether or not Lessee has received any notice that such payments are due. All Rent shall be paid to Lessor at its address set forth on the Equipment Schedule, or as otherwise directed by Lessor in writing.

        10. Location; Inspection; Labels. The Equipment shall be delivered to the Equipment Location and shall not be removed therefrom without Lessor's prior written consent. Lessor shall have the right to enter upon the Equipment Location and inspect the Equipment at any reasonable time. Lessor may, with notice to Lessee, remove the Equipment if the Equipment is, in the reasonable opinion of Lessor, being used beyond its capacity or is in any manner improperly cared for, abused or misused. At Lessor's request, Lessee shall affix labels stating that the Equipment is owned (or liened upon as appropriate) by Lessor permanently in a prominent place on the Equipment and shall keep such labels in good repair and condition.

        11. Use; Alterations. Lessee shall use the Equipment lawfully and only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. Lessee shall comply with all Applicable Law. Lessee shall immediately notify Lessor in writing of any existing, pending or threatened investigation, inquiry, claim or action by any Governmental Authority in connection with any Applicable Law or Governmental Action which could adversely affect the Equipment or this Lease. Lessee, at its own expense, shall make such alterations, additions or modifications or improvements to the Equipment as may be required from time to time to meet the requirements of Applicable Law or Governmental Action. Except as otherwise permitted herein, Lessee shall not make any material alterations, additions, modifications or improvements to the Equipment without Lessor's prior written consent.

        12. Repairs and Maintenance. Lessee, at Lessee's own cost and expense, shall (a) keep the Equipment in good repair, good operating condition and working order and in compliance with the manufacturer's specifications, and
(b) enter into and keep in full force and effect during the Term hereof a maintenance agreement with the manufacturer of the Equipment, or a manufacturer-approved maintenance organization, to maintain, service and repair the Equipment so as to keep the Equipment in as good operating condition and working order as it was when it first became subject to this Lease and in compliance with the manufacturer's specifications. Upon Lessor's request, Lessee shall furnish Lessor with an executed copy of any such maintenance agreement. An alternate source of maintenance may be used by Lessee with Lessor's prior written consent. Lessee, at its own cost and expense and within a reasonable period of time, shall replace any part of any Item of Equipment that becomes worn out, lost, stolen, destroyed, or otherwise rendered permanently unfit or unavailable for use (whether or not such replacement is covered by the aforesaid maintenance agreement), with a replacement part of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement (assuming that such replaced part is in the condition required by this Lease). Such replacement part shall be free and clear of all Liens. Notwithstanding the foregoing, this paragraph shall not apply to any Loss or Damage (as defined in Section 16 hereof) of any Item of Equipment.


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        13. Return of Equipment. Upon the expiration (subject to Section 32 hereof and except as otherwise provided in an Equipment Schedule) or earlier termination of this Lease, Lessee, at its sole expense, shall return the Equipment to Lessor by delivering such Equipment F.A.S. or F.O.B. to such location or such carrier (packed for shipping) as Lessor shall specify. Lessee agrees that the Equipment, when returned, shall be in the condition required by Section 12 hereof. All components of the Equipment shall have been properly serviced, following the manufacturer's written operating and servicing procedures, such that the Equipment is eligible, if available, for a manufacturer's standard, full service maintenance contract without Lessor's incurring any expense to repair or rehabilitate the Equipment. If, in the reasonable opinion of Lessor, any Item of Equipment fails to meet the standards set forth above, Lessee agrees to pay on demand all costs and expenses incurred in connection with repairing such Item of Equipment and restoring it so as to meet such standards, assembling and delivering such Item of Equipment. Lessee shall give Lessor ninety (90) days written notice (the "Return Notice") that Lessee is returning the Equipment as provided for above. If Lessee fails to return any Item of Equipment as required hereunder, then, all of Lessee's obligations under this Lease (including, without limitation, Lessee's obligation to pay Rent for such Item of Equipment at the rental then applicable under this Lease) shall continue in full force and effect until such Item of Equipment shall have been returned in the condition required hereunder.

        14. Equipment Upgrades/Attachments. In addition to the requirements of
Section 11 hereof, Lessee, at its own expense, may from time to time add or install upgrades or attachments to the Equipment during the Term; provided, that such upgrades or attachments (a) are readily removable without causing material damage to the Equipment, (b) do not materially adversely affect the Fair Market Sale Value, the Fair Market Rental Value, residual value, productive capacity, utility or remaining useful life of the Equipment, and
(c) do not cause such Equipment to become "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647 (or such other successor tax provision), as of the applicable delivery date or the time of such upgrade or attachment. Any such upgrades or attachments which are not required by
Section 11 hereof and which can be removed without causing damage to or adversely affecting the condition of the Equipment, or reducing the Fair Market Sale Value, the Fair Market Rental Value, residual value, productive capacity, utility or remaining useful life of the Equipment shall remain the property of Lessee; and upon the expiration or earlier termination of this Lease and provided that no Event of Default exists, Lessee may, at its option, remove any such upgrades or attachments and, upon such removal, shall restore the Equipment to the condition required hereunder.

        15. Sublease and Assignment. (a) WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT (i) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, THE EQUIPMENT OR ANY INTEREST THEREIN, OR
(ii) SUBLET OR LEND THE EQUIPMENT TO, OR PERMIT THE EQUIPMENT TO BE USED BY, ANYONE OTHER THAN LESSEE OR LESSEE'S QUALIFIED EMPLOYEES.

            (b) Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in this Lease, any Equipment Schedule or any Item of Equipment. In any such event, any such purchaser, transferee, assignee or secured party shall have and may exercise all of Lessor's rights hereunder with respect to the items to which any such sale, transfer, assignment and/or security interest relates, and LESSEE SHALL NOT ASSERT AGAINST ANY SUCH PURCHASER, TRANSFEREE, ASSIGNEE OR SECURED PARTY ANY DEFENSE, COUNTERCLAIM OR OFFSET THAT LESSEE MAY HAVE AGAINST LESSOR. Lessee acknowledges that no such sale, transfer, assignment and/or security interest will materially change Lessee's duties hereunder or materially increase its burdens or risks hereunder. Lessee agrees that upon written notice to Lessee of any such sale, transfer, assignment and/or security interest, Lessee shall acknowledge receipt thereof in writing and shall comply with the directions of Lessor's successor or assign.

        16. Loss of or Damage to Equipment. (a) Lessee shall bear the entire risk of loss, theft, destruction, disappearance of or damage to any and all Items of Equipment ("Loss or Damage") from any cause whatsoever during the Term hereof until the Equipment is returned to Lessor in accordance with
Section 13 hereof. No Loss or Damage shall relieve Lessee of the obligation to pay Rent or of any other obligation under this Lease.

            (b) In the event of Loss or Damage to any Item of Equipment, Lessee, at the option of Lessor, shall within thirty (30) days following such Loss or Damage: (1) place such Item of Equipment in good condition and repair, in accordance with the terms hereof; (2) replace such Item of Equipment with replacement equipment (acceptable to Lessor) in as good condition and repair, and with the same value, remaining useful economic life and utility, as such replaced Item of Equipment immediately preceding the Loss or Damage (assuming that such replaced Item of Equipment is the condition required by this Lease), which replacement equipment shall be free and clear of all Liens; or (3) pay to Lessor the sum of (i) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) plus (ii) the Stipulated Loss Value as of the Rent Payment Date next following the date of such Loss or Damage with respect to such Item of Equipment, as set forth on the Schedule applicable thereto. Upon Lessor's receipt of the payment required under subsection (3) above, Lessee shall be entitled to Lessor's interest in such Item of Equipment, in its then condition and location, "as is" and "where is", without any warranties, express or implied. If Lessee replaces the Item of Equipment pursuant to subsection (b) above, title to such replacement

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equipment shall immediately (and without further act) vest in Lessor and thereupon shall be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder. If Lessee fails to either restore of replace the Item of Equipment pursuant to subsection (1) or
(2) above, respectively, Lessee shall make the payment under subsection (3) above.

        17. Insurance. (a) Lessee, at all times during the Term hereof (until the Equipment shall have been returned to Lessor) and at Lessee's own cost and expense, shall maintain (1) insurance against all risks of physical loss or damage to the Equipment (including theft and collision for Equipment consisting of motor vehicles) in an amount not less than the full replacement value thereof or the Stipulated Loss Value thereof, whichever is greater, and
(2) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage in an amount satisfactory to Lessor.

            (b) All insurance policies required hereunder shall (1) require 30 days' prior written notice of cancellation or material change in coverage to Lessor (any such cancellation or change, as applicable, not being effective until the thirtieth (30th) day after the giving of such notice); (2) name "KeyCorp and its subsidiaries and affiliated companies, including KeyCorp Leasing Ltd." as an additional insured under the public liability policies and name Lessor as sole loss payee under the property insurance policies; (3) not require contributions from other policies held by Lessor; (4) waive any right of subrogation against Lessor; (5) in respect of any liability of any of Lessor, except for the insurers' salvage rights in the event of a Loss or Damage, waive the right of such insurers to set-off, to counterclaim or to any other deduction, whether by attachment or otherwise, to the extent of any monies due Lessor under such policies; (6) not require that Lessor pay or be liable for any premiums with respect to such insurance covered thereby; (7) be in full force and effect throughout any geographical areas at any time traversed by any Item of Equipment; and (8) contain breach of warranty provisions providing that, in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other person (other than Lessor) and shall insure Lessor regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or by any other person (other than Lessor). Prior to the first date of delivery of any Item of Equipment hereunder, and thereafter not less than 15 days prior to the expiration dates of the expiring policies theretofore delivered pursuant to this Section, Lessee shall deliver to Lessor a duplicate original of all policies (or in the case of blanket policies, certificates thereof issued by the insurers thereunder) for the insurance maintained pursuant to this Section.

        18. General Tax Indemnification. Lessee shall pay when due and shall indemnify and hold Lessor harmless from and against (on an after-tax basis) any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature (together with interest and penalties thereon) (including, without limitation, sales, use, gross receipts, personal property, ad valorem, business and occupational, franchise, value added, leasing, leasing use, documentary, stamp or other taxes) imposed upon or against Lessor, Lessor's assigns, Lessee or any Item of Equipment by any Governmental Authority with respect to any Item of Equipment or the manufacturing, ordering, sale, purchase, shipment, delivery, acceptance or rejection, ownership, titling, registration, leasing, subleasing, possession, use, operation, removal, return or other dispossession thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease, excepting only all Federal, state and local taxes on or measured by Lessor's net income (other than income tax resulting from making any alterations, improvements, modifications, additions, upgrades, attachments, replacements or substitutions by Lessee). Whenever this Lease terminates as to any Item of Equipment, Lessee shall, upon written request by Lessor, advance to Lessor the amount determined by Lessor to be the personal property or other taxes on said item which are not yet payable, but for which Lessee is responsible, provided Lessor provides Lessee with copies of tax bills supporting Lessor's request.

        19. Lessor's Right to Perform for Lessee. If Lessee fails to perform or comply with any of its obligations contained herein, Lessor may (but shall not be obligated to do so) itself perform or comply with such obligations, and the amount of the reasonable costs and expenses of Lessor incurred in connection with such performance or compliance, together with interest on such amount at the Late Payment Rate, shall be payable by Lessee to Lessor upon demand. No such performance or compliance by Lessor shall be deemed a waiver of the rights and remedies of Lessor or any assignee of Lessor against Lessee hereunder or be deemed to cure the default of Lessee hereunder.

        20. Delinquent Payments: Interest. If Lessee fails to pay any Rent or other sums under this Lease within ten (10) days after the same becomes due, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such delinquent amount. Such late charge shall be payable by Lessee upon demand by Lessor and shall be deemed Rent hereunder. In no event shall such late charge exceed the maximum amounts permitted under Applicable Law.

        21. Personal Property; Liens. Lessor and Lessor hereby agree that the Equipment is, and shall at all times remain, personal property notwithstanding the fact that any Item of Equipment may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon. Lessee shall at all times keep the Equipment free and clear from all Liens. Lessee shall (i) give Lessor immediate written notice of any such Lien, (ii) promptly, at Lessee's sole cost and expense, take such action as may be necessary to discharge any such Lien and (iii) indemnify and hold Lessor, on an after-tax basis, harmless from and against any loss or damage caused by any such Lien.

       22. Events of Default; Remedies. (a) As used herein, the term "Event of Default" shall mean any of the following events: (1) Lessee fails to pay any Rent within ten (10) days after the same shall have become due; (2) Lessee or any Guarantor becomes insolvent or makes an assignment for the benefit of its creditors; (3) a receiver, trustee, conservator or liquidator of Lessee or any Guarantor or of all or a substantial part of Lessee's or such Guarantor's assets is appointed with or without the application or consent of Lessee or such Guarantor, respectively; (4) a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar legislation; (5) Lessee or any Guarantor violates or fails to perform any provision of either this Lease or any other loan, lease or credit agreement or any acquisition or purchase agreement with Lessor or any other party; (6) Lessee violates or fails to perform any covenant or representation made by Lessee herein: (7) any representation or warranty made herein or in any Lease, certificate, financial statement or other statement furnished to Lessor shall prove to be false or misleading in any material respect as of the date on which the same was made;
(8) Lessee makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory (other than in the ordinary course of business); or (9) there is a material adverse change in Lessee's or any Guarantor's financial condition since the first Rent Commencement Date of any Equipment Schedule executed in connection herewith. An Event of Default with respect to any Equipment Schedule hereunder shall, at Lessor's option, constitute an Event of Default for all Equipment Schedules hereunder and any other agreements between Lessor and Lessee. Lessee shall have forty-five (45) days in which to cure an Event of Default declared hereunder with the exception of the failure of Lessee to pay any Rent within ten (ten) days after the same shall have become due.
            (b) Upon the occurrence of an Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect: (1) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; (2) sell any Item of Equipment at public or private sale; (3) hold, keep idle or lease to others any Item of Equipment as Lessor in its sole discretion may determine; (4) by notice in writing to Lessee, terminate this Lease, without prejudice to any other remedies hereunder; (5) demand that Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense forthwith return all Items of Equipment to Lessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of this Lease, except those provisions relating to periods of notice; (6) enter upon the premises of Lessee or other premises where any Item of Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any such Items of Equipment without liability to Lessor by reason of such entry or taking possession, and without such action constituting a termination of this Lease unless Lessor notifies Lessee in writing to such effect. Such action shall be exercised by Lessor in a reasonable and prudent manner; (7) by written notice to Lessee specifying a payment date, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Rent due prior to the payment date specified in such notice plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Late Payment Rate from the payment date specified in such notice to the date of actual payment): (i) an amount, with respect to an Item of Equipment, equal to the Rent payable for such Item of Equipment for the remainder of the then current Term thereof, after discounting such Rent to present worth as of the payment date specified in such notice on the basis of a per annum rate of discount equal to five percent (5%) from the respective dates upon which such Rent would have been paid had this Lease not been terminated; or (ii) the Stipulated Loss Value, computed as of the payment date specified in such notice or, if such payment date is not a Rent Payment Date, the Rent Payment Date next following the payment date specified in such notice (provided, however, that, with respect to any Item of Equipment returned to or repossessed by Lessor, the amount recoverable under this clause (ii) shall be reduced (but not below zero) by an amount equal to the Fair Market Sales Value (taking into account its actual condition) of such Item of Equipment; (8) cause Lessee, at its expense, to promptly assemble any and all Items of Equipment and return the same to Lessor at such place as Lessor may designate in writing; and (9) exercise any other right or remedy available to Lessor under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies, and for reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessors remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Item of Equipment in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease. If an Event of Default occurs, to the fullest extent permitted by law, Lessee hereby waives any right to any defenses, rights, offsets or claims against Lessor because of the manner or method of sale or disposition of any Items of Equipment. None of Lessor's rights or remedies hereunder are intended to be exclusive of, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to Lessor or its assigns at law or in equity. No express or implied waiver by Lessor of any Event of Default shall constitute a waiver of any other Event of Default or a waiver of any of Lessor's rights. Lessor agrees to give Lessee reasonable notice of any sale or other disposition of the Equipment after the occurrence of an Event of Default. Lessee agrees that the requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Lessee in accordance with the notice provisions hereof at least 10 days before the time of sale or other disposition. Lessor shall not be obligated to make any sale or other disposition of the Equipment regardless of notice having been given.

       23. Notices. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may from time to time designate by notice duly given in accordance with this Section. Such notices and other communications shall be effective upon receipt.

       24. General Indemnification. Lessee shall pay, and shall indemnify and hold Lessor harmless on an after-tax basis from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a "Liability") arising out of or in any way related to: (a) this Lease or any other written agreement entered into in connection with the transactions contemplated hereby and thereby (including, without limitation, a Purchase Agreement, if any) or any amendment, waiver or modification of any of the foregoing or the enforcement of any of the terms hereof or any of the foregoing, (b) the manufacture, purchase, ownership, selection, acceptance, rejection, possession, lease, sublease, operation, use, maintenance, documenting, inspection, control, loss, damage, destruction, removal, storage, surrender, sale, use, condition, delivery, nondelivery, return or other disposition of or any other matter relating to any Item of Equipment or any part or portion thereof (including, in each case and without limitation, latent or other defects, whether or not discoverable, any claim for patent, trademark or copyright infringement and any and all Liabilities in any way relating to or arising out of injury to persons, properties or the environment or any and all Liabilities based on strict liability in tort, negligence, breach of warranties or violations of any regulatory law or requirement, (c) a failure to comply fully with any Environmental Law with respect to the Equipment or its operation or use, and (d) Lessee's failure to perform any covenant, or breach of any representation or warranty, hereunder; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting solely from the gross negligence or willful misconduct of Lessor. Lessee shall deliver promptly to Lessor (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency and (ii) copies of any documents submitted by Lessee or any of its subsidiaries to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning the Equipment or its operation.

       25. Severability; Captions. Any provision of this Lease or any Equipment Schedule which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

       26. Lessor's Expense. Lessee shall pay all costs and expenses of Lessor, including reasonable attorneys' fees and the fees of any collection agencies, incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessor's rights hereunder.

       27. Related Equipment Schedules. In the event that any Item of Equipment covered under any Equipment Schedule hereunder may become attached or affixed to, or used in connection with, Equipment covered under another Equipment Schedule hereunder (a "Related Equipment Schedule"), Lessee agrees that, if Lessee elects to exercise a purchase or renewal option under any such Equipment Schedule, or if Lessee elects to return the Equipment under any such Equipment Schedule pursuant to Section 13 hereof, then Lessor, in its sole discretion, may require that all Equipment leased under all Related Equipment Schedules be similarly disposed of.

       28. Financial and Other Data. During the Term hereof, Lessee shall furnish Lessor, as soon as available and in any event within 60 days after the end of each quarterly period (except the last) of each fiscal year, and, as soon as available and in any event within 120 days after the last day of each fiscal year, financial statements of Lessee and each Guarantor, in each case certified by an independent public accountant if customarily available or requested. Lessee shall also furnish such other financial reports, information or data as Lessor may reasonably request from time to time.

        29. Reserved.

        30. No Affiliation with the Supplier. Lessee hereby represents and warrants to Lessor that, except as previously disclosed in writing to Lessor, neither Lessee nor any of its officers or directors (if a corporation) or partners (if a partnership) has, directly or indirectly, any financial interest in the Supplier.

        31. Representations and Warranties of Lessee. Lessee represents and warrants that: (a) Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation; (b) the execution, delivery and performance of this Lease and all related instruments and documents: (1) have been duly authorized by all necessary corporate action on the part of Lessee, (2) do not require the approval of any stockholder, partner, trustee, or holder of any obligations of Lessee except such as have been duly obtained, and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; (c) this Lease and all related instruments and documents when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof; (d) there are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations hereunder; (e) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would have the same such effect; (f) under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures; (g) the financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally acceptable accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations; (h) the address stated above is the chief place of business and chief executive office, or in the case of individuals, the primary residence, of Lessee; (i) Lessee does not conduct business under a trade, assumed or fictitious name other than those listed on Exhibit B attached hereto; and (j) the Equipment is being leased hereunder solely for business purposes and that no item of Equipment will be used for personal, family or household purposes.

        32. Renewal And Purchase Options. With respect to an Equipment Schedule and the Equipment Group set forth thereon, so long as no Default or Event of Default shall have occurred and is continuing, then, upon not less than ninety (90) days prior written notice to Lessor, (the "Renewal Notice") Lessee may (a) at the expiration of the Initial Term, or any Renewal Term, purchase all, but not less than all, of the Equipment Group for the Fair Market Sale Value of such Equipment Group, payable in cash to Lessor upon the expiration of the Initial Term or any Renewal Term, as the case may be, (b) at the expiration of the Initial Term, renew this Lease on a month to month basis at the same Rent payable at the expiration of the Initial Term, or (c) at the expiration of the Initial Term, renew this Lease for a minimum period of not less than twelve (12) consecutive months at the then current Fair Market Rental Value. If Lessee fails to give Lessor the Return Notice or the Renewal Notice at least ninety (90) days before the expiration of the Initial Term, Lessee shall be deemed to have chosen option (b) above. If Lessee exercises option (a) above, Lessee shall purchase the Equipment "as is" and "where is" and without any warranties, express or implied, by Lessor.

        33. Lessee's Waivers. To the extent permitted by Applicable Law, Lessee hereby waives (a) any and all rights and remedies which it may now have or which at any time hereafter may be conferred upon it by statute (including, without limitation, Article A of the Uniform Commercial Code, as applicable) or otherwise, (1) which may limit or modify Lessor's rights or remedies hereunder, (2) to terminate, cancel, quit, repudiate or surrender this Lease, except as expressly provided herein; (3) to reject, revoke acceptance or accept partial delivery of the Equipment; (4) to recover damages from Lessor for any breach of warranty or for any other reason provided, however, that no such waiver shall preclude Lessee from asserting any such claim against Lessor in a separate cause of action; or (5) to setoff or deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease.

       34. UCC Filings. LESSEE HEREBY APPOINTS LESSOR OR ITS ASSIGNEE AS ITS TRUE AND LAWFUL ATTORNEY IN FACT, IRREVOCABLY AND COUPLED WITH AN INTEREST, TO EXECUTE AND FILE ON BEHALF OF LESSEE ALL UCC FINANCING STATEMENTS WHICH IN LESSOR'S SOLE DISCRETION ARE

NECESSARY OR PROPER TO SECURE LESSOR'S INTEREST IN THE EQUIPMENT IN ALL APPLICABLE JURISDICTIONS; PROVIDED, HOWEVER, LESSOR SHALL NOT EXERCISE SUCH POWER-OF-ATTORNEY UNLESS EITHER (A) LESSEE HAS FAILED OR REFUSED TO SO EXECUTE, ENDORSE OR DELIVER, AS THE CASE MAY BE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT SO REQUESTED BY LESSOR WITHIN FIVE (5) BUSINESS DAYS AFTER LESSOR'S WRITTEN REQUEST FOR THE SAME OR (B) AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

        35. Miscellaneous. Time is of the essence with respect to this Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any provision of this Lease. Neither this Lease nor any Equipment Schedule may be amended except by a writing signed by Lessor and Lessee. This Lease and each Equipment Schedule shall be binding upon, and inure to the benefit of, the parties hereto, their permitted successors and assigns. This Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor at Lessor's principal place of business as set forth above. This Lease, and all other documents (the execution and delivery of which by Lessee is contemplated hereunder), shall be executed on Lessee's behalf by Authorized Signers of Lessee. THIS LEASE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

        36. Jury Trial Waiver. LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSOR OR LESSEE MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY THE LESSOR AND THE LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

        37. More than One Lessee. If more than one person or entity executes this Lease, each Equipment Schedule, and all addenda or other documents executed in connection herewith or therewith, as "Lessee," the obligations of "Lessee" contained herein and therein shall be deemed joint and several and all references to "Lessee" shall apply both individually and jointly.

       38. Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably hold and quietly enjoy the Equipment without interruption by Lessor or any person or entity claiming through Lessor.

        39. Entire Agreement. This Lease, together with all Equipment Schedules, riders and addenda executed by Lessor and Lessee collectively constitute the entire understanding or agreement between Lessor and Lessee with respect to the leasing of the Equipment, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. By initialing below, Lessee hereby further acknowledges the conditions of this
Section 39.


       Lessee's Initials:___   Lessee's Initials: ___   Lessee's Initials: ___

       Lessee's Initials:___   Lessee's Initials: ___


       40. Execution in Counterparts. This Master Equipment Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of this day and year first above written.


Lessee:                                       Lessee:

SECOM GENERAL CORPORATION                     MICANOL, INC.

BY: /s/ Robert A. Clemente                    BY: /s/ Robert A. Clemente
   -------------------------                      -------------------------
Name:  Robert A. Clemente                     Name:  Robert A. Clemente
Title: Chairman of the Board                  Title: Chairman of the Board




Lessee:                                       Lessee:

UNIFLOW CORPORATION                           L & H DIE, INC.

BY: /s/ Robert A. Clemente                    BY: /s/ Robert A. Clemente
   -------------------------                      -------------------------
Name:  Robert A. Clemente                     Name:  Robert A. Clemente
Title: Chairman of the Board                  Title: Chairman of the Board




Lessee:

FORM FLOW INC.

BY: /s/ Robert A. Clemente
   -------------------------
Name:  Robert A. Clemente
Title: Chairman of the Board

Lessor:

KEYCORP LEASING LTD.


By:  /s/ Steven R. DeCarlo
    ----------------------
Name:  Steven R. DeCarlo
Title: Vice President

                     [ KeyCorp Leasing Ltd. letterhead ]

                           EQUIPMENT SCHEDULE NO. 01

         EQUIPMENT SCHEDULE NO. 01 dated as of May 24, 1996 (this "Schedule") between KEYCORP LEASING LTD. ("Lessor"), a Delaware corporation, and SECOM GENERAL CORPORATION, a Delaware corporation with its principal place of business at 46035 Grand River Avenue, Novi, MI 48374, UNIFLOW CORPORATION, a Michigan corporation with its principal place of business at 26600 Heyn Drive, Novi, MI 48374, FORM FLOW, INC., a Michigan corporation with its principal place of business at 6901 Cogswell, Romulus, MI 48174, L & H DIE, INC., a Michigan corporation with its principal place of business at 38200 Ecorse Road, Romulus, MI 48174 and MICANOL, INC., a Michigan corporation with its principal place of business at 46001 Grand River Avenue, Novi MI 48374 (collectively, the "Lessee").

                           I N T R O D U C T I O N :

         Lessor and Lessee have heretofore entered into that certain Master Equipment Lease Agreement dated as of May 24, 1996 (the "Master Lease"; the Master Lease and this Schedule hereinafter collectively referred to as, this "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Master Lease. The Master Lease provides for the execution and delivery of a Schedule substantially in the form hereof for the purpose of confirming the acceptance and lease of the Equipment under this Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof and hereof.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. EQUIPMENT. Pursuant to the terms and conditions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the equipment listed on Exhibit A attached hereto (the "Equipment"). The aggregate Total Cost of such Equipment is $5,000,000.00.

         2. TERM. The Initial Term of this Lease with respect to the Equipment described on this Schedule shall commence on the date on which such Equipment is delivered to Lessee, and, unless earlier terminated as provided herein, shall expire on the date which is seventy-two (72) months after the Rent Commencement Date (the "Initial Term Expiration Date').

         3. RENT PAYMENT DATES; RENT. (a) The Rent set forth in Section 3(b)(2) hereof shall be adjusted (pursuant to Section 3(c) hereof) with each change in the Actual Index (as hereinafter defined).

            (b) Lessee hereby agrees to pay Rent for the Equipment as follows:

            (1) On the Rent Commencement Date, an amount equal to $2,079.45 as interim rent for the period from the Rent Commencement Date to but excluding the first day of the month following the Rent Commencement Date, which interim rent was calculated by Lessor using the Assumed Rate (as hereinafter defined) and is expressly not subject to adjustment pursuant to Section 3(c) hereof.

            (2) Throughout the Initial Term in seventy-two (72) consecutive monthly installments payable in arrears commencing on July 1, 1996 and on the same day each month thereafter (each, a "Rent Payment Date"). Each such installment of Rent shall be in an amount equal to $86,657.72.

            (c) Lessee and Lessor agree that each Rent payment hereunder shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential (as hereinafter defined) as follows: if, as of any Rent Payment Date, (i) the Rent Differential is greater than zero, the amount of Rent due on such Rent Payment, Date shall be increased by such Rent Differential, and (ii) the Rent Differential is less than zero, the amount of Rent due on such Rent Payment Date shall be decreased by such Rent Differential.

            (d) As used herein, the following terms shall have the respective meanings indicated below:

                (1) "Assumed Index" shall mean 5.4336%).

                (2) "Actual Index" shall mean, as of any day in a calendar month, the London interbank offered rate for deposits in United States dollars having a maturity of one month which appears in the "Money Rates" section of The Wall Street Journal, published on the business day on, or immediately prior to, the 28th day of the month immediately preceding such calendar month. If the Actual Index is no longer available, Lessor will choose a new index which is based upon comparable information and will give Lessee notice of such new "Actual Index."

                (3) "Current Fixed Index" shall mean the most recent Fixed Index available as of the week preceding the week in which the Conversion Date occurs. Lessor shall choose such Current Fixed Index on the day before the Conversion Date (as hereinafter defined).

                (4) "Daily Equivalent" shall mean the product of the following formula:

              Daily          Actual    Assumed     Net
              Equivalent  =  Index -   Index    X  Investment Balance
                             -----------------
                                    365

                (5) "Fixed Index" shall mean the sum of (i) the weekly average yield on United States Treasury securities adjusted to a constant maturity equal to the then remaining Initial Term of the Lease or, if a constant maturity equal to the then remaining Initial Term of the Lease is not available, the next highest constant maturity, as made available by the Federal Reserve Board, and (ii) 240 basis points. If the Fixed Index is no longer available, Lessor will choose a new index which is based upon comparable information. Lessor will give Lessee notice of such new "Fixed Index. "

                (6) "Net Investment Balance" shall mean, as of any day, the outstanding balance (initially calculated using the Assumed Index plus 215 basis points) reflected on Lessor's lease accounting system for the Rent Payment Date immediately preceding such day or, if such day is a Rent Payment Date, for such Rent Payment Date.

                (7) "Rent Differential" shall mean, with respect to any Rent Payment Date, the sum of all Daily Equivalents for each day from and including the immediately prior Rent Payment Date (or the Rent Commencement Date for the first Rent Payment Date) to and excluding such Rent Payment Date.

            (e) If (1) on or prior to execution of this Schedule, Lessee shall have paid to Lessor a conversion option fee equal to $17,500.00, (2) Lessee shall have provided Lessor with such documentation as Lessor may reasonably request to effect the conversion, and (3) no default under the Lease has occurred and is continuing, then, at any time on or after the twelve (12) month anniversary of the Rent Commencement Date, upon not less than forty-five (45), and not more than sixty (60), days' prior written notice, Lessee shall have the option (the "Conversion Option") to convert the then current Actual Index to a fixed index, determined pursuant to Section 3(f) hereof. The date of such conversion (the "Conversion Date") shall be the Rent Payment Date on which the next payment of Rent is due and payable under the Lease (after giving effect to such notice requirement).

            (f) If Lessee exercises the Conversion Option, (1) on and after the Conversion Date, the Rent set forth in Section 3(b) hereof shall be adjusted pursuant to Section 3(c) hereof, provided that, for the purposes of such adjustment, the term "Actual Index" shall be replaced by the term "Current Fixed Index," (2) effective as of the Conversion Date, such adjusted Rent shall be the Rent for the remaining Initial Term of the Lease, and Lessee shall pay the amount of such adjusted Rent (based on such Current Fixed Index) for the remainder of such Initial Term, and (3) notwithstanding anything to the contrary contained herein, the adjustment set forth in Section 3(a) shall be of no further force and effect.

         4. EQUIPMENT LOCATION; BILLING ADDRESS. The Equipment described on this Schedule shall be located at, and except as otherwise provided in this Lease, shall not be removed from, the following address: See Exhibit "A" to Master Equipment Lease Agreement dated May 24, 1996. The billing address of Lessee is as follows: SECOM GENERAL CORPORATION, 46035 Grand River Avenue, Novi, MI 48374.

         5. LESSEE'S PURCHASE AND RENEWAL OPTIONS. (a) With respect to the Equipment described on this Schedule, Section 32 of the Master Lease ("Renewal and Purchase Options") is hereby deleted in its entirety.

         (b) On the Initial Term Expiration Date, Lessee shall pay to Lessor an amount equal to $1.00. Upon payment in full by Lessee of all Rent (and all other sums) payable to Lessor hereunder, Lessor shall release its interest in the Equipment.

         6. STIPULATED LOSS VALUE; FUTURE RENTS. There are no Stipulated Loss Values or Stipulated Loss Value Supplements applicable to the Equipment described on this Schedule. Notwithstanding anything to the contrary contained herein, including Section 3 hereof, with respect to all provisions of this Lease requiring calculation of Rent payable for an Item of Equipment for the remainder of the Term, such Rent shall be calculated using the Assumed Rate or, if Lessee has exercised its conversion option under Section 3(e) hereof, the Current Fixed Index.

         7. SECURITY AGREEMENT. To secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee, now existing or hereafter created, to Lessor pursuant to this Lease or otherwise, Lessee hereby grants to Lessor a security interest in the Equipment and all accessions, substitutions and replacements thereto and therefor, and proceeds (cash and non-cash), including, without limitation, insurance proceeds thereof (but without power of sale). In furtherance of the foregoing, Lessee shall execute and deliver to Lessor, to be recorded at Lessee's expense, Uniform Commercial Code financing statements, statements of amendment and statements of continuation as reasonably may be required by Lessor to perfect and maintain perfected the security interest granted by Lessee herein.

         8. NOTIFICATION OF TAX CONSEQUENCES. Lessee recognizes that, pursuant to Section 18 of the Master Lease, it is Lessee's responsibility to include, if required by Applicable Law, all equipment financed under this Lease in Lessee's personal property tax returns and, if necessary, to pay any resulting property tax bills. Lessor and Lessee acknowledge that personal property tax policies vary from state to state and that, where uncertainty exists as to a particular state's policies, Lessee shall contact its attorneys or financial advisors (who may be familiar with such state's personal property tax policy) for advice. It is expressly acknowledged by Lessee that Lessor has made no warranties, statements or representations as to such personal property tax matters, and Lessee hereby disclaims any reliance on any such warranties, statements or representations made by Lessor with respect thereto.

         9. MODIFICATIONS TO MASTER LEASE. In addition to the modifications set forth in Section 5 hereof, with respect to the Equipment described on this Schedule, the Master Lease shall be modified as follows:

              (a) The following shall be inserted as the penultimate sentence of Section 11 of the Master Lease ("Use; Alterations"):

              All such alterations, additions, modifications or improvements immediately, and without further act, shall be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder.

              (b) Section 12 of the Master Lease ("Repairs and Maintenance") is hereby deleted in its entirety and the following substituted in its place:

              Lessee will keep and maintain, or cause to be kept and maintained, the Equipment in as good operating condition as on the date of execution hereof (or on the date on which acquired, if such date is subsequent to the date of execution hereof), ordinary wear and tear resulting from proper use thereof alone excepted. In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts or accessories with replacement parts or accessories which and have a value and utility at least equal to the parts or accessories replaced. Such replacement part shall be free and clear of all Liens. Notwithstanding the foregoing, this paragraph shall not apply to any Loss or Damage (as defined in Section 16 hereof) of any Item of Equipment. Upon installation, attachment or incorporation in, on or into such Item of Equipment, such replacement part immediately, and without further act, shall be deemed to constitute an Item of Equipment and be fully subject to this Lease as if originally leased hereunder

              (c) Section 16(b) of the Master Lease ("Loss of or Damage to Equipment") is hereby amended to delete subsection "(3)" and substitute the following in its place:

              (3) pay to Lessor an amount, with respect to such Item of Equipment, equal to the Rent payable for such Item of Equipment for the remainder of the Term, after discounting such Rent to present worth on the basis of a per annum rate of discount equal to five percent (5%) from the respective dates upon which such Rent would have been paid had the Loss or Damage not occurred. In determining the Rent payable for an Item of Equipment for the purposes of this clause (3), Lessor and Lessee agree that such Rent shall be deemed equal to the product of (a) the total Rent payable under this Lease for the remainder of the Term, and (b) a fraction, the numerator of which is the value (as set forth in the appraisal prepared at lease closing) of such Item of Equipment and the denominator of which is the value (as set forth in the appraisal prepared at lease closing) of all Items of Equipment under this Lease.

              (d) Section 16(b) of the Master Lease ("Loss of or Damage to Equipment") is hereby amended to delete the second to last sentence and substitute the following in its place:

              If Lessee replaces the Item of Equipment pursuant to subsection
              (b) above, such replacement equipment shall immediately (and without further act) be deemed to constitute Items of Equipment and be fully subject to this Lease as if originally leased hereunder.

              (e) Section 17(a) of the Master Lease ("Insurance") is hereby amended to delete subsection "(1)" and substitute the following in its place:

              (1) insurance against all risks of physical loss or damage to the Equipment (including theft and collision for Equipment consisting of motor vehicles) in an amount not less than the full replacement value thereof.

              (f) As used in Section 22(a) of the Master Lease ("Events of Default"), the term "Event of Default" shall also mean the following event: the dissolution of Lessee.

              (g) Section 22(b) of the Master Lease ("Events of Default") is hereby amended to delete subsection "(7)" and substitute the following in its place:

              (7) by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Rent due prior to the payment date specified in such notice plus the following amount which Lessor shall specify in such notice (together with interest on such amount at the Late Payment Rate from the payment date specified in such notice to the date of actual payment): an amount, with respect to an Item of Equipment, equal to the Rent payable for such Item of Equipment for the remainder of the then current Term thereof, after discounting such Rent to present worth as of the payment date specified in such notice on the basis of a per annum rate of discount equal to five percent (5%) from the respective dates upon which such Rent would have been paid had this Lease not been canceled or terminated.

              (h) Section 22(b) of the Master Lease ("Events of Default") is hereby amended as follows: (1) with respect to Section 22(b)(4), the word "terminate" is hereby deleted and the words "cancel or terminate" are hereby substituted in its place; and (2) with respect to Section 22(b)(6), the word "termination" is hereby deleted and the words "cancellation or termination" are hereby substituted in its place.

        10. GOVERNING LAW. This Schedule is being delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

        11. COUNTERPARTS. This Schedule may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

        12. PERSONAL PROPERTY TAX. To insure Lessee's compliance with the provisions of the Lease with respect to the payment of personal property taxes on the Equipment described on this Schedule, Lessee hereby covenants and agrees that, unless otherwise directed in writing by Lessor or otherwise required by law, Lessee will list itself as owner of all Items of Equipment for property tax purposes. Except in those jurisdictions in which Lessor is required to list itself as owner of all such Items of Equipment, upon receipt by Lessee of any property tax bill pertaining to such Items of Equipment from the appropriate taxing authority, Lessee will promptly pay all such taxes when due. In those jurisdictions in which Lessor is required to list itself as owner of all such Items of Equipment, upon receipt by Lessee of any property tax bill pertaining to such Items of Equipment, Lessee will promptly forward to Lessor such property tax bill and related payment. Upon receipt by Lessor of any such property tax bill and related payment, Lessor will pay such tax.

        13. ADDITIONAL ADDENDA. In addition to the End of Lease Options Addendum, please see the following addenda to this Schedule, attached hereto and made a part hereof, for additional terms and conditions governing the leasing of the Equipment described on this Schedule: End of Lease Options Addendum.

        14. MORE THAN ONE LESSEE. If more than one person or entity executes this Schedule, and all addenda or other documents executed in connection herewith, as "Lessee," the obligations of "Lessee" contained herein and therein shall be deemed joint and several and all references to "Lessee" shall apply both individually and jointly.

        15. RELATIONSHIP TO MASTER LEASE; FURTHER ASSURANCES. This Schedule shall be construed in connection with and as part of the Lease, and all terms and conditions contained in the Master Lease are hereby incorporated herein by reference with the same force and effect as if such terms and conditions were fully stated herein. By execution of this Schedule, Lessee and Lessor reaffirm all terms and conditions of the Master Lease except as they may be modified hereby. To the extent that any of the terms and conditions of this Schedule are contrary to or inconsistent with any terms and conditions of the Master Lease, the terms and conditions of this Schedule shall govern. LESSEE HEREBY CERTIFIES TO LESSOR THAT THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE IN THE MASTER LEASE (INCLUDING, WITHOUT LIMITATION, SECTION 31 THEREOF) ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE DATE OF THIS SCHEDULE WITH THE SAME EFFECT AS THOUGH MADE ON AND AS OF SUCH DATE. Lessee shall take such additional actions and execute and deliver such additional documents as Lessor shall deem necessary from time to time to effectuate the terms of the Lease.

        16. Prepayment. On any Rent Payment Date, Lessee may prepay, in whole but not in part, this Lease by paying to Lessor (1) any unpaid Rent and all other amounts due on or before such Rent Payment Date, plus (2) an amount equal to the Rent payable for the remainder of the Initial Lease Term, after discounting such future Rent to present worth as of such Rent Payment Date on the basis of a per annum rate of discount equal to five (5%) percent, from the respective dates upon which such Rent would have been paid had this Lease not been prepaid.

        17. Depreciation. Lessor shall not claim any depreciation benefits as a result of this Lease.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly executed and delivered on the day and year first above written.



Lessee:                                       Lessee:


SECOM GENERAL CORPORATION                     MICANOL, INC.

BY: /s/ Robert A. Clemente                    BY: /s/ Robert A. Clemente
   -------------------------                      -------------------------
Name:  Robert A. Clemente                     Name:  Robert A. Clemente
Title: Chairman of the Board                  Title: Chairman of the Board




Lessee:                                       Lessee:

UNIFLOW CORPORATION                           L & H DIE, INC.

BY: /s/ Robert A. Clemente                    BY: /s/ Robert A. Clemente
   -------------------------                      -------------------------
Name:  Robert A. Clemente                     Name:  Robert A. Clemente
Title: Chairman of the Board                  Title: Chairman of the Board




Lessee:

FORM FLOW INC.

BY: /s/ Robert A. Clemente
   -------------------------
Name:  Robert A. Clemente
Title: Chairman of the Board

Lessor:

KEYCORP LEASING LTD.


By:  /s/ Steven R. DeCarlo
    ----------------------
Name:  Steven R. DeCarlo
Title: Vice President





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